CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Four Star Holdings, Inc. for the quarter ended March 31, 2010, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-Q/A of Four Star Holdings, Inc. for the quarter ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2010, fairly presents in all material respects, the financial condition and results of operations of Four Star Holdings, Inc.

By:	/s/ Bobby R. Smith, Jr.
Name:	Bobby R. Smith, Jr.
Title:	Principal Executive Officer
Date:	July 16, 2010
By:	/s/ Alvin Rhoney
Name:	Alvin Rhoney
Title:	Principal Financial Officer
Date:	July 16, 2010